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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Quanex Corporation on Form S-8 of our report dated November 23, 1998 appearing in the Annual Report on Form 10-K of Quanex Corporation for the fiscal year ended October 31, 1998.


DELOITTE & TOUCHE LLP

Houston, Texas
October 28, 1999